UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

Sterling Real Estate Trust
(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrants’ Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2015, the Board of Trustees ratified the Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan.  The Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan memorializes the current equity compensation paid to the Trust’s independent trustees.

The description herein of the Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan is qualified in its entirety, and the terms therein are incorporated herein, by reference to Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan filed as Exhibit 10.01 hereto.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2015, Sterling Real Estate Trust (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 30, 2015:

1.

Election of nine trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The result of the votes to elect the nine trustees was as follows:

	Nominee	For	Withheld	Broker Non-Vote
	Clifford Fearing	3,879,448	29,420	0
	Bruce W. Furness	3,871,046	37,823	0
	James R. Hansen	3,893,118	15,751	0
	Timothy Haugen	3,893,118	15,751	0
	Timothy Hunt	3,901,520	7,348	0
	Kenneth P. Regan	3,891,756	17,112	0
	Richard Savageau	3,879,448	29,420	0
	James S. Wieland	3,878,354	30,515	0
	Lance R. Wolf	3,893,118	15,751	0

2.

Ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2015. The proposal received: 3,857,847 votes For; 22,071 Against; and 28,949 Abstained.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Title
10.1	Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan approved June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: June 23, 2015

By:	/s/ Bradley J. Swenson
Name:	Bradley J. Swenson
Title:	President